Exhibit 99.(s)

XAI OCTAGON FLOATING RATE INCOME & CREDIT ALTERNATIVE TRUST

POWER OF ATTORNEY

That each of the undersigned officers and trustees of XAI Octagon Floating Rate Income & Credit Alternative Trust, a statutory trust formed under the laws of the State of Delaware (the “Trust”), do constitute and appoint each of John P. McGarrity and Kimberly Ann Flynn as true and lawful attorneys and agents, each with full power of substitution and resubstitution and with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee, a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust, the registration or offering of the Trust’s common shares of beneficial interest, par value $0.01 per share; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original.

This Power of Attorney supersedes any previous versions of same, and shall be valid from the date hereof until specifically revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with XA Investments LLC.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 5th day of May, 2017.

TRUSTEES:

/s/ Dani Cupps
Dani Cupps
Trustee

/s/ Greg Dingens
Greg Dingens
Trustee

/s/ Phil Franklin
Phil Franklin
Trustee

/s/ Scott Craven Jones
Scott Craven Jones
Trustee

PRINCIPAL EXECUTIVE OFFICER:

/s/ Theodore J. Brombach
Theodore J. Brombach
Trustee, President and Chief Executive Officer

PRINCIPAL FINANCIAL OFFICER:

/s/ John Spence
John “Yogi” Spence
Chief Financial Officer and Treasurer